Exhibit 10.01

SHARE EXCHANGE AGREEMENT

by and among

Tonix Pharmaceuticals, Inc. (“Tonix“)

and

the Shareholders of Tonix,

on the one hand;

and

Tamandare Explorations Inc. (“Pubco”),
a Nevada corporation

and

the Representative Stockholder

on the other hand

October 7, 2011

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of October 7, 2011 (this “Agreement”), is made and entered into by and among Tonix Pharmaceuticals, Inc., a Delaware corporation (“Tonix”), and the shareholders of Tonix (“Tonix Shareholders”) listed on the Signature Pages for Tonix Shareholders that are attached hereto, on the one hand; and Tamandare Explorations Inc., a Nevada corporation (“Pubco”) and the Representative Stockholder (as hereinafter defined), on the other hand.

R E C I T A L S

WHEREAS, on October 7, 2011, the Board of Directors of Pubco has adopted resolutions approving Pubco’s acquisition of the equity interests of Tonix held by the Tonix Stockholders (the “Acquisition”) by means of a share exchange with the Tonix Shareholders, upon the terms and conditions hereinafter set forth in this Agreement;

WHEREAS, the Tonix Shareholders own all of the equity interest (in shares of capital stock or otherwise) of Tonix (the “Tonix Equity Interest”);

WHEREAS, the Representative Stockholder is the majority stockholder of Pubco, who holds 3,250,000 shares of Pubco common stock, par value $.001 (“Pubco Common Stock”) which represents approximately 59.09% of the issued and outstanding capital stock of Pubco;

WHEREAS, the Representative Stockholder and the Tonix Shareholders will enter into this Agreement for the purpose of making certain covenants, indemnifications and agreements;

WHEREAS, upon consummation of the transactions contemplated by this Agreement, Tonix will become a 100% wholly-owned subsidiary of Pubco;

WHEREAS, simultaneously with the Closing (as such term is defined herein), Pubco is selling between $1,500,000 and $3,000,000 of secured convertible debentures (the “Debentures”), which shall include the right of holders of outstanding notes issued by Tonix (the “Old Notes”) to be converted into Debentures, in a private placement (the “Private Placement”) to accredited investors, pursuant to the terms of a Subscription Agreement, dated as of the date hereof, by and among Pubco and the investors referred to therein, for the purpose of expanding the business of the Company following the closing of the Acquisition; and

WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations corresponding thereto, so that the Acquisition shall qualify as a tax free reorganization under the Code, and that this share exchange transaction shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement.

A G R E E M E N T

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1
THE ACQUISITION

1.1           The Acquisition. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the parties shall do the following:

(a)           The Tonix Shareholders will each sell, convey, assign, transfer and deliver to Pubco certificates representing the Tonix Equity Interest held by each Tonix Shareholder as set forth in Column II of Annex I hereto, which in the aggregate shall constitute 100% of the issued and outstanding equity interests of Tonix, accompanied by a properly executed and authenticated stock power or instrument of like tenor.

(b)           As consideration for the acquisition of the Tonix Equity Interests, Pubco shall issue an aggregate of 22,666,667 newly and duly issued, fully paid and non-assessable shares of Pubco Common Stock.  At the Closing, the outstanding Tonix Equity Interests beneficially owned by the Tonix Shareholders  shall be contributed and transferred to Pubco and Pubco shall issue, and authorize its transfer agent to issue, the number of shares of Pubco Common Stock set forth opposite such party’s name in Column III on Annex I attached hereto (collectively, the “Pubco Shares”).  The Pubco Shares issued shall equal approximately 85.0% of the outstanding shares of Pubco Common Stock at the time of Closing.  For example, if there are 1,000,000 shares of Pubco Common Stock outstanding immediately prior to the Closing, then there shall be 5,666,667 shares of Pubco Common Stock issued to the Tonix Shareholders at Closing.

(c)           No fractional shares of Pubco Common Stock shall be issued in the Acquisition. If the number of Shares a Tonix Shareholder holds immediately prior to the Closing would result in the issuance of a fractional share of Pubco Common Stock, that product will be rounded down to the nearest whole number of shares of Pubco Common Stock if it is less than the fraction of one-half (.5) of one share of Pubco Common Stock or rounded up to the nearest whole number of shares of Pubco Common Stock if the said product is equal to or greater than the fraction of one-half (.5) of one share of Pubco Common Stock.

1.2           Closing Date. The closing of the Acquisition (the “Closing”) shall take place on October 7, 2011, or on such other date as may be mutually agreed upon by the parties, simultaneously with the execution and delivery of this Agreement and the consummation of the sale of Debentures for not less than $1,500,000 in aggregate gross proceeds (including the exchange of Old Notes) pursuant to the Private Placement. Such date is referred to herein as the “Closing Date.”

1.3           Surrender and Exchange of Certificates
.

(a)           At the Closing, Pubco shall deliver to its transfer agent a letter of instruction to prepare and deliver to Tonix’s counsel, who shall act as exchange agent for the benefit of the Tonix Shareholders (the “Exchange Agent”), (i) certificates representing the appropriate number of shares of Pubco Common Stock as set forth in Column III of Annex I hereto, in exchange for all outstanding Tonix Equity Interests. The Pubco Shares evidenced by the certificates shall be registered in the names of the Tonix Shareholders, and/or its designee(s), and shall be in the denominations for each of them set forth opposite their respective names in Annex I hereto.

(b)           Promptly after the Closing and upon surrender of a certificate or certificates representing the Tonix Equity Interests that were outstanding immediately prior to the Closing (or an affidavit and indemnification in form reasonably acceptable to counsel for Pubco stating that such Tonix Shareholder has lost their certificate or certificates or that such have been destroyed), Pubco shall issue to the record holder of the Tonix Equity Interests so surrendering such certificate or certificates, a certificate or certificates registered in the name of such Tonix Shareholder representing the number of shares of Pubco Common Stock that such Tonix Shareholder shall be entitled to receive as set forth in Annex I hereto.  Until the certificate, certificates or affidavit is or are surrendered as contemplated by this Section 1.3(b) hereof, each certificate or affidavit that immediately prior to the Closing represented any outstanding Tonix Equity Interests shall be deemed at and after the Closing to represent only the right to receive upon surrender as aforesaid the Pubco Common Stock specified in Column III of Annex I hereto for the holder thereof.

1.4           Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the Tonix Shareholders, Tonix, the Representative Stockholder, and/or Pubco (as applicable) shall take all such lawful and necessary action.

1.5           Certain Definitions. The following capitalized terms as used in this Agreement shall have the respective definitions:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Best Knowledge” means the actual knowledge, after due investigation and inquiry, of the officers, directors or advisors of the referenced party.

“Contract” means any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“Knowledge” means the actual knowledge of the officers, directors or advisors of the referenced party.

“Liabilities” means any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured.

 “Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means an adverse effect on either referenced party or the combined entity resulting from the consummation of the transaction contemplated by this Agreement, or on the financial condition, results of operations or business, before or after the consummation of the transaction contemplated in this Agreement, which as a whole is or would be considered material to an investor in the securities of Pubco.

“Non-U.S. Person” means any person who is not a U.S. Person or is deemed not to be a U.S. Person under Rule 902(k) of the Securities Act.

“Person” means any individual, corporation, partnership, joint venture, trust, business association, organization, governmental authority or other entity.

“Restricted Period” shall have the meaning set forth in Section 3.4(b)(vi).

“Representative Stockholder” means David J. Moss.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC” means the Securities & Exchange Commission.

“Tax Returns” means all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes.

“Tax” or “Taxes” means any and all applicable central, federal, provincial, state, local, municipal and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means the following markets or exchanges on which Pubco Common Stock is listed or quoted for trading on the date in question: the NYSE Alternext US Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction” means the transactions contemplated by this Agreement, including the share exchange.

“United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

“U.S. Person” as defined in Regulation S of the Securities Act means: (i) a natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and (viii) a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

1.6           Tax Consequences.  It is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Code and the regulations corresponding thereto, so that the Acquisition shall qualify as a tax-free reorganization under the Code.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF TONIX

Except as otherwise disclosed herein or in the disclosure schedule delivered by Tonix to Pubco at the time of execution of this Agreement, Tonix hereby represents and warrants to Pubco and the Representative Stockholder as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

2.1           Organization. Tonix has been duly incorporated, validly exists as a corporation, and is in good standing under the laws of its jurisdiction of incorporation, and has the requisite power to carry on its business as now conducted.  Set forth on Schedule 2.1 of the disclosure schedules is a list of those jurisdictions in which Tonix presently conducts its business, owns, holds and operates its properties and assets.

2.2           Capitalization. The authorized capital stock of Tonix consists of (i) 12,000,000 shares of common stock, $.01 par value per share, and (ii) 4,227,273 shares of Preferred Stock, $.01 par value per share, of which at the Closing, 5,207,500 shares of common stock, 1,500,000 shares of Series A preferred stock, and 2,275,527 shares of Series B preferred stock shall be issued and outstanding.  All of the issued and outstanding shares of capital stock of Tonix, as of the Closing, are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.  There are no voting trusts or any other agreements or understandings with respect to the voting of Tonix’s capital stock.  Except as set forth in the preceding sentence, no other class of capital stock or other security of Tonix is authorized, issued, reserved for issuance or outstanding.  There are no authorized or outstanding options, warrants, equity securities, calls, rights, commitments or agreements of any character by which Tonix or any of the Tonix Shareholders is obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other securities of Tonix.  There are no outstanding contractual obligations (contingent or otherwise) of Tonix to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, Tonix.

2.3           Subsidiaries. As of the Closing, Tonix has no direct or indirect subsidiaries, except as disclosed in Schedule 2.3 of the disclosure schedules hereto (collectively the “Tonix Subsidiaries,” and each a “Tonix Subsidiary”).  Each Tonix Subsidiary is an entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  Tonix owns all of the shares of each Tonix Subsidiary, and there are no outstanding options, warrants, subscriptions, conversion rights or other rights, agreements or commitments obligating any Tonix Subsidiary to issue any additional shares of common stock or ordinary stock, as the case may be, of such subsidiary, or any other securities convertible into, exchangeable for or evidence the right to subscribe for or acquire from any Tonix Subsidiary any shares of such subsidiary.

2.4           Certain Corporate Matters. Tonix is duly qualified to do business as a corporation and is in good standing under the laws of the state of Delaware, and in each other jurisdiction in which the ownership of its property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on Tonix’s financial condition, results of operations or business.  Tonix has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

2.5           Authority Relative to this Agreement.  Tonix has the requisite power and authority to enter into this Agreement and to carry out its respective obligations hereunder.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Tonix have been duly authorized by Tonix’s Board of Directors and no other actions on the part of Tonix are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Tonix and constitutes a valid and binding agreement, enforceable against Tonix in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

2.6           Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Tonix of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Tonix nor the consummation by Tonix of the transactions contemplated hereby, nor compliance by them with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or bylaws (or operating agreement) of Tonix or any Tonix Subsidiary, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract, agreement or other instrument or obligation to which Tonix or any Tonix Subsidiary is a party or by which any of their respective properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Tonix or any Tonix Subsidiary, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to Tonix taken as a whole.

2.7 Books and Records and Financial Statements. The consolidated audited balance sheets for Tonix for its last two fiscal years ended December 31, 2010 and December 31, 2009 and the unaudited interim balance sheet for six month period ended June 30, 2011 (the “Tonix Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for such fiscal years and interim period then ended (collectively, the “Tonix Financial Statements”) to be supplied on or before the Closing Date:

(i)	are in accordance with the books and records of Tonix;

(ii)	present fairly the financial condition of Tonix as of the respective dates indicated and the results of operations for such periods; and

(iii)	have been prepared in accordance with GAAP by a PCAOB registered independent accounting firm.

Tonix has not received any advice or notification from its independent certified public accountants that Tonix has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Tonix Financial Statements or the books and records of Tonix, any properties, assets, Liabilities, revenues, or expenses. The books, records, and accounts of Tonix accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of Tonix. Tonix has not engaged in any transaction, maintained any bank account, or used any funds of Tonix, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Tonix.

2.8           Intellectual Property.

(a) Tonix owns, is licensed or otherwise possesses legally enforceable rights to use, license and exploit all issued patents, copyrights, trademarks, service marks, trade names, trade secrets, and registered domain names and all applications for registration therefor (collectively, the “Intellectual Property Rights”) and all computer programs and other computer software, databases, know-how, proprietary technology, formulae, and development tools, together with all goodwill related to any of the foregoing (collectively, the “Intellectual Property”), in each case as is necessary to conduct its business as presently conducted, the absence of which would be considered reasonably likely to result in a Material Adverse Effect.

(b) Schedule 2.8 sets forth, with respect to all issued patents and all registered copyrights, trademarks, service marks and domain names registered with any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”) by Tonix or for which an application for registration has been filed with any Governmental Entity by Tonix, (i) the registration or application number, the date filed and the title, if applicable, of the registration or application and (ii) the names of the jurisdictions covered by the applicable registration or application.  Schedule 2.8 identifies each agreement currently in effect containing any ongoing royalty or payment obligations of Tonix in excess of $25,000 per annum with respect to Intellectual Property Rights and Intellectual Property that are licensed or otherwise made available to the Company.

(c) Except as set forth on Schedule 2.8, all Intellectual Property Rights of Tonix that have been registered with any Governmental Entity are valid and subsisting, except as would not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, in connection with such registered Intellectual Property Rights, all necessary registration, maintenance and renewal fees will have been paid and all necessary documents and certificates will have been filed with the relevant Governmental Entities.

(d) Tonix is not, and will not as a result of the consummation of the transactions contemplated by this Agreement be, in breach in any material respect of any license, sublicense or other agreement relating to the Intellectual Property Rights of Tonix, or any licenses, sublicenses or other agreements as to which Tonix is a party and pursuant to which Tonix uses any patents, copyrights (including software), trademarks or other intellectual property rights of or owned by third parties (the “Third Party Intellectual Property Rights”), the breach of which would be reasonably likely to result in a Material Adverse Effect.

(e) Except as set forth on Schedule 2.8, Tonix has not been named as a defendant in any suit, action or proceeding which involves a claim of infringement or misappropriation of any Third Party Intellectual Property Right and Tonix has not received any written notice of any actual or alleged infringement, misappropriation or unlawful or unauthorized use of any Third Party Intellectual Property Right.  With respect to its product candidates and products in research or development, after the same are marketed, Tonix will not, to its Best Knowledge, infringe any Third Party Intellectual Property Rights in any material manner.

(f) To the Best Knowledge of Tonix, except as set forth on Schedule 2.8, no other person is infringing, misappropriating or making any unlawful or unauthorized use of any Intellectual Property Rights of Tonix in a manner that has a material impact on the business of Tonix, except for such infringement, misappropriation or unlawful or unauthorized use as would not be reasonably expected to have a Material Adverse Effect.

2.9           Litigation. Except as disclosed in Schedule 2.9 of the disclosure schedules hereto, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of Tonix, threatened against or affecting Tonix or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Pubco Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither Tonix nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Knowledge of Tonix, there is not pending or contemplated, any investigation by the SEC involving Tonix or any current or former director or officer of Tonix.

2.10           Legal Compliance. To the Best Knowledge of Tonix, no claim has been filed against Tonix or any of the Tonix Subsidiaries alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. Tonix and each of the Tonix Subsidiaries holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of their respective businesses as presently conducted.

2.11           Contracts. Except as disclosed in Schedule 2.11 of the disclosure schedules hereto, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Tonix or the Tonix Subsidiaries.  Neither Tonix nor the Tonix Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which they are a party or by which they or any of their properties or assets are bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each of the Contracts disclosed in Schedule 2.11 are assets of Tonix, either directly or through the Tonix Subsidiaries, and are now, and will be at closing, in full force and effect in accordance with their respective terms.

2.12           Material Changes. Since the Tonix Accounting Date, except as disclosed in Schedule 2.12 of the disclosures schedules hereto: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) Tonix has not incurred any Liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in Tonix’s financial statements pursuant to GAAP, (iii) Tonix has not altered its method of accounting, (iv) Tonix has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) Tonix has not issued any equity securities to any officer, director or Affiliate.

2.13           Labor Relations.  No labor dispute exists or, to the Knowledge of Tonix, is imminent with respect to any of the employees of Tonix or a Tonix Subsidiary which could reasonably be expected to result in a Material Adverse Effect.  None of Tonix’s or Tonix Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with Tonix or such Tonix Subsidiary, and neither Tonix nor any of the Tonix Subsidiaries is a party to a collective bargaining agreement, and Tonix and the Tonix Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the Knowledge of Tonix, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject Tonix or any of the Tonix Subsidiaries to any liability with respect to any of the foregoing matters.  Tonix and the Tonix Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.14           Title to Assets.  Tonix and the Tonix Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of Tonix and the Tonix Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Tonix and the Tonix Subsidiaries and Liens for the payment of Taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by Tonix and the Tonix Subsidiaries are held by them under valid, subsisting and enforceable leases with which Tonix and the Tonix Subsidiaries are in compliance.

2.15           Transactions with Affiliates and Employees.  Except as disclosed in Schedule 2.15 of the disclosures schedules hereto, none of the officers or directors of Tonix and, to the Knowledge of Tonix, none of the employees of Tonix or a Tonix Subsidiary is presently a party to any transaction with Tonix or any Tonix Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of Tonix, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Tonix or a Tonix Subsidiary and (iii) other employee benefits.

2.16     Business Records and Due Diligence. Tonix has received and reviewed all of the Pubco materials and items set out infra in paragraph 4.32.

2.17           Certain Fees.  Except as disclosed in Schedule 2.17 of the disclosure schedules hereto, no brokerage or finder’s fees or commissions are or will be payable by Tonix to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

2.18           Registration Rights.  Except as disclosed in Schedule 2.18 of the disclosure schedules hereto, no Person has any right to cause (or any successor) to effect the registration under the Securities Act of any securities of Tonix (or any successor).

2.19           Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, Tonix and each Tonix Subsidiary has timely filed all necessary Tax Returns and has paid or accrued all Taxes shown as due thereon, and Tonix has no Knowledge of a tax deficiency which has been asserted or threatened against Tonix or any Tonix Subsidiary.

2.20           No General Solicitation.  Neither Tonix nor any person acting on behalf of Tonix has offered or sold securities in connection herewith by any form of general solicitation or general advertising.

2.21           Foreign Corrupt Practices.  Neither Tonix, nor to the Knowledge of Tonix, any agent or other person acting on behalf of Tonix , has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Tonix (or made by any person acting on its behalf of which Tonix is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”).

2.22           Obligations of Management. Each officer and key employee of Tonix and Tonix Subsidiaries is currently devoting substantially all of his or her business time to the conduct of business of Tonix and Tonix Subsidiaries.  Neither Tonix nor any of the Tonix Subsidiaries is aware that any officer or key employee of Tonix or any Tonix Subsidiary is planning to work less than full time at Tonix or any Tonix Subsidiary, as applicable, in the future.  No officer or key employee is currently working or, to Tonix’s Knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

2.23           Minute Books. The minute books of Tonix and the Tonix Subsidiaries made available to Pubco contain a complete summary of all meetings and written consents in lieu of meetings of directors and stockholders since the time of incorporation.

2.24           Employee Benefits.  Neither Tonix nor any Tonix Subsidiary has (nor for the two years preceding the date hereof has had) any plans which are subject to ERISA.  “ERISA” means the Employee Retirement Income Security Act of 1974 or any successor law and the regulations and rules issued pursuant to that act or any successor law.

2.25           Money Laundering Laws.  The operations of Tonix are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental body (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Tonix with respect to the Money Laundering Laws is pending or, to the knowledge of Tonix, threatened.

2.26           Disclosure. The inclusion of any item on any disclosure schedule shall constitute disclosure for all purposes under this Agreement and all such information is deemed to be fully disclosed to Pubco and the Representative Stockholder, and shall not be construed as an indication of the materiality or lack thereof of such item.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE TONIX SHAREHOLDERS

Except as otherwise disclosed herein or in the disclosure schedule delivered by the Tonix Shareholders to Pubco at the time of execution of this Agreement, the Tonix Shareholders each hereby represent and warrant to Pubco as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

3.1           Ownership of the Tonix Equity Interest.  Each Tonix Shareholder owns, beneficially and of record, good and marketable title to the amount of the Tonix Equity Interest set forth opposite such Tonix Shareholder’s name in Column II of Annex I hereto, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or voting agreements.  Tonix Shareholders represent that they each have no right or claims whatsoever to any equity interests of Tonix, other than the Tonix Equity Interest and do not have any options, warrants or any other instruments entitling any of them to exercise or purchase or convert into additional equity interests of Tonix. At the Closing, the Tonix Shareholders will convey to Pubco good and marketable title to the Tonix Equity Interests, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders’ agreements or restrictions.

3.2           Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by the Tonix Shareholders and constitutes a valid and binding agreement of such person, enforceable against such person in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

3.3           Purchase of Restricted Securities for Investment. The Tonix Shareholders each acknowledge that the Pubco Shares will not be registered pursuant to the Securities Act or any applicable state securities laws, that the Pubco Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the Pubco Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.  In this regard, each Tonix Shareholder is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  Further, each Tonix Shareholder acknowledges and agrees that:

(a)           Each Tonix Shareholder is acquiring the Pubco Shares for investment, for such Tonix Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Tonix Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.  Each Tonix Shareholder further represents that he, she or it does not have any Contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Pubco Shares.

(b)           Each Tonix Shareholder understands that the Pubco Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Pubco’s reliance on such exemption is predicated on the each Shareholder’s representations set forth herein.

3.4           Status of Stockholder. Each of the Tonix Shareholders hereby makes the representations and warranties in either paragraph (a) or (b) of this Section 3.4, as indicated on the Signature Page of Tonix Shareholders which is attached and part of this Agreement:

(a)           Accredited Investor Under Regulation D. The Tonix Shareholder is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, an excerpt of which is included in the attached Annex III, and such Tonix Shareholder is not acquiring its portion of the Pubco Shares as a result of any advertisement, article, notice or other communication regarding the Pubco Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(b)           Non-U.S. Person Under Regulation S.  The Tonix Shareholder:

(i)           is not a “U.S. person” as defined by Rule 902 of Regulation S promulgated under the Securities Act, was not organized under the laws of any U.S. jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act;

(ii)           at the time of Closing, the Tonix Shareholder was located outside the United States;

(iii)           no offer of the Pubco Shares was made to the Tonix Shareholder within the United States;

(iv)           the Tonix Shareholder is either (a) acquiring the Pubco Shares for its own account for investment purposes and not with a view towards distribution, or (b) acting as agent for a principal that has signed this Agreement or has delivered representations and warranties substantially similar to this Section 3.4(b);

(v)           all subsequent offers and sales of the Pubco Shares by the Tonix Shareholder will be made outside the United States in compliance with Rule 903 and Rule 904 of Regulation S, pursuant to registration of the Shares under the Securities Act, or pursuant to an exemption from such registration; the Tonix Shareholder understands the conditions of the exemption from registration afforded by section 4(l) of the Securities Act and acknowledges that there can be no assurance that it will be able to rely on such exemption.

(vi)           the Tonix Shareholder will not resell the Pubco Shares to U.S. Persons or within the United States until after the end of the one (1) year period commencing on the date of Closing (the “Restricted Period”);

(vii)           the Tonix Shareholder shall not and hereby agrees not to enter into any short sales with respect to Pubco Common Stock at any time after the execution of this Agreement by the Tonix Shareholder  and prior to the expiration of the Restricted Period;

(viii)           in the event of resale of the Pubco Shares to non-U.S. Persons outside of the U.S. during the Restricted Period, the Tonix Shareholder shall provide a written confirmation or other written notice to any distributor, dealer, or person receiving a selling concession, fee, or other remuneration in respect of the Shares stating that such purchaser is subject to the same restrictions on offers and sales that apply to the undersigned, and shall require that any such purchase shall provide such written confirmation or other notice upon resale during the Restricted Period;

(ix)           the Tonix Shareholder has not engaged, nor is it aware that any party has engaged, and it will not engage or cause any third party to engage in any “directed selling” efforts (as such term is defined in Regulation S) in the United States with respect to the Pubco Shares;

(x)           the Tonix Shareholder is not a “distributor” as such term is defined in Regulation S, and it is not a “dealer” as such term is defined in the Securities Act;

(xi)           the Tonix Shareholder has not taken any action that would cause any of the parties to this Agreement to be subject to any claim for commission or other or remuneration by any broker, finder, or other person; and

(xii)           the Tonix Shareholder hereby represents that it has satisfied fully  the laws of the jurisdiction in which it is located or domiciled, in connection with the acquisition of the Pubco Shares or this Agreement, including (i) the legal requirements of the Tonix Shareholder’s jurisdiction for the purchase and acquisition of the Pubco Shares, (ii) any foreign exchange restrictions applicable to such purchase and acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Pubco Shares; and further, the Tonix Shareholder agrees to continue to comply with such laws as long as it shall hold the Pubco Shares.

(c)           The Tonix Shareholder understands that the Pubco Shares are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that the parties to this Agreement are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understanding of the Tonix Shareholder set forth herein in order to determine the applicability of such provisions.  Accordingly, the Tonix Shareholder agrees to notify Pubco of any events which would cause the representations and warranties of the Tonix Shareholder to be untrue or breached at any time after the execution of this Agreement by such Tonix Shareholder and prior to the expiration of the Restricted Period.

3.5 Investment Risk. The Tonix Shareholder is able to bear the economic risk of acquiring the Pubco Shares pursuant to the terms of this Agreement, including a complete loss of such the Tonix Shareholder’s investment in the Pubco Shares.

3.6 Restrictive Legends. The Tonix Shareholder acknowledges that the certificate(s) representing the Tonix Shareholder’s pro rata portion of the Pubco Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form, corresponding to the stockholder’s status as set forth in Section 3.4 and the signature pages hereto:

REGULATION D LEGEND:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

REGULATION S LEGEND:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION; HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

3.7 Disclosure.  The representations and warranties and statements of fact made by Tonix Shareholders in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PUBCO
AND THE REPRESENTATIVE STOCKHOLDER

Except as otherwise disclosed herein or in the disclosure schedule delivered by Pubco and the Representative Stockholder to Tonix at the time of execution of this Agreement, Pubco and the Representative Stockholder hereby, jointly and severally, represent and warrant to Tonix and the Tonix Shareholders as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

4.1 Organization and Qualification.  Pubco is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Pubco is not, to its Knowledge, in violation nor default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents (collectively the “Charter Documents”).  Pubco is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

4.2 Authorization; Enforcement.  Pubco has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by Pubco and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Pubco and no further action is required by Pubco, the Board of Directors or Pubco’s stockholders in connection therewith other than in connection with the Required Approvals, as defined in Section 4.4.  This Agreement has been (or upon delivery will have been) duly executed by Pubco and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Pubco enforceable against Pubco in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.3 No Conflicts.  The execution, delivery and performance by Pubco of this Agreement and the consummation by Pubco of the other transactions to which it is a party and as contemplated hereby do not and will not: (i) conflict with or violate any provision of Pubco’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Pubco, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Pubco debt or otherwise) or other understanding to which Pubco is a party or by which any property or asset of Pubco is bound or affected, or (iii) subject to the Required Approvals, as defined by Section 4.4, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Pubco is subject (including federal and state securities laws and regulations), or by which any property or asset of Pubco is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

4.4 Filings, Consents and Approvals.  Pubco is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Pubco of this Agreement, other than the filing of a Current Report on Form 8-K and Form D with the SEC and such filings as are required to be made under applicable federal and state securities laws (collectively, the “Required Approvals”).

4.5 Issuance of the Pubco Shares.  The Pubco Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed on or by Pubco other than restrictions on transfer provided for in this Agreement.

4.6 Capitalization.  The capitalization of Pubco is as set forth on Schedule 4.6, which Schedule 4.6 shall also include the number of shares of Pubco Common Stock owned beneficially, and of record, by Affiliates of Pubco as of the date hereof, if any.  Other than as set forth in Schedule 4.6, Pubco has not issued any capital stock since its most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.  There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Pubco Common Stock, or Contracts, commitments, understandings or arrangements by which Pubco or any subsidiary of Pubco is or may become bound to issue additional shares of Pubco Common Stock or Common Stock Equivalents.  The issuance of the Pubco Shares will not obligate Pubco to issue shares of Pubco Common Stock or other securities to any Person (other than to the Tonix Shareholders) and will not result in a right of any holder of Pubco securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  All of the outstanding shares of capital stock of Pubco are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder or Pubco’s board of directors is required for the issuance of the Pubco Shares.  There are no stockholders agreements, voting agreements or other similar agreements with respect to Pubco’s capital stock to which Pubco is a party or, to the Knowledge of Pubco, between or among any of Pubco’s stockholders. “Common Stock Equivalents” means any securities of Pubco or of any subsidiary of Pubco which would entitle the holder thereof to acquire at any time Pubco Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive Pubco Common Stock.

4.7 SEC Reports; Financial Statements.  Pubco has filed all reports, schedules, forms, statements and other documents required to be filed by Pubco under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as Pubco was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  To the Knowledge of Pubco and the Representative Stockholder, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of Pubco included in the SEC Reports (“Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Pubco as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.8 Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof or in connection herewith: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) Pubco has not incurred any Liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Pubco’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) Pubco has not altered its method of accounting, (iv) Pubco has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) Pubco has not issued any equity securities to any officer, director or Affiliate.  Pubco does not have pending before the SEC any request for confidential treatment of information.  Except for the issuance of the Pubco Shares contemplated by this Agreement or as set forth on Schedule 4.8, no event, liability or development has occurred or exists with respect to Pubco or any subsidiary of Pubco or their respective business, properties, operations or financial condition, that would be required to be disclosed by Pubco under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

4.9 Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of Pubco and the Representative Stockholder,  threatened against or affecting Pubco or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Pubco Shares, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither Pubco nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  Except as set forth on Schedule 4.9 hereto, there has not been, and to the Knowledge of Pubco and the Representative Stockholder, there is not pending or contemplated, any investigation by the SEC involving Pubco or any current director or officer of Pubco.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Pubco under the Securities Act.

4.10 Labor Relations.  No labor dispute exists or, to the Knowledge of Pubco and the Representative Stockholder, is imminent with respect to any of the employees of Pubco which could reasonably be expected to result in a Material Adverse Effect.  None of Pubco’s employees is a member of a union that relates to such employee’s relationship with Pubco, and Pubco is not a party to a collective bargaining agreement, and Pubco believes that its relationships with their employees are good.  No executive officer, to the Knowledge of Pubco and the Representative Stockholder, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other Contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject Pubco to any liability with respect to any of the foregoing matters.  Pubco is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.11 Compliance.  To the Knowledge of Pubco and the Representative Stockholder, Pubco: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Pubco under), nor has Pubco received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

4.12 Regulatory Permits.  Pubco possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and Pubco has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

4.13 Title to Assets.  Pubco has good and marketable title in all personal property owned by it that is material to the business of, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Pubco and Liens for the payment of Taxes, the payment of which is neither delinquent nor subject to penalties.  Pubco does not own any real property.  Any real property and facilities held under lease by Pubco, if any, is held by Pubco under valid, subsisting and enforceable leases with which Pubco is in compliance.

4.14 Patents and Trademarks.  Pubco has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or material for use in connection with their business and which the failure to so have could have a Material Adverse Effect (collectively, the “Pubco Intellectual Property Rights”).  Pubco has not received a notice (written or otherwise) that any of the Pubco Intellectual Property Rights used by Pubco violates or infringes upon the rights of any Person.  To the Knowledge of Pubco and the Representative Stockholder, all such Pubco Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  Pubco has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.15 Transactions with Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of Pubco and, to the Knowledge of Pubco and the Representative Stockholder, none of the employees of Pubco is presently a party to any transaction with Pubco (other than for services as employees, officers and directors), including any Contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of Pubco, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Pubco and (iii) other employee benefits.

4.16 Sarbanes-Oxley; Internal Accounting Controls.  Pubco is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  Pubco maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Pubco has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Pubco and designed such disclosure controls and procedures to ensure that information required to be disclosed by Pubco in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.  Pubco’s certifying officers have evaluated the effectiveness of Pubco’s disclosure controls and procedures as of the end of the period covered by Pubco’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  Pubco presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officer about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in Pubco’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, Pubco’s internal control over financial reporting.

4.17 Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by Pubco to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

4.18 Issuance of Pubco Shares. Assuming the accuracy of the Tonix Shareholders’ representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and issuance of the Pubco Shares by Pubco to the Tonix Shareholders as contemplated hereby. The issuance of the Pubco Shares hereunder does not contravene the rules and regulations of the applicable Trading Market.

4.19 Investment Company. Pubco is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.20 Listing and Maintenance Requirements.  Pubco Common Stock is currently quoted on FINRA’s Over-the-Counter Bulletin Board Quotation Service (“OTC Bulletin Board”) under the symbol “TAEI” and Pubco has not, in the 24 months preceding the date hereof, received any notice from the OTC Bulletin Board or FINRA or any trading market on which Pubco Common Stock is or has been listed or quoted to the effect that Pubco is not in compliance with the quoting, listing or maintenance requirements of the OTCBB or such other trading market.  Pubco is, and has no reason to believe that it will not, in the foreseeable future continue to be, in compliance with all such quoting, listing and maintenance requirements.

4.21 Application of Takeover Protections.  Pubco has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Pubco’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Tonix Shareholders as a result of the Tonix Shareholders and Pubco fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of Pubco’s issuance of the Pubco Shares and the Tonix Shareholders’ ownership of the Pubco Shares.

4.22 No Integrated Offering. To the Knowledge of Pubco and the Representative Stockholder, and assuming the accuracy of the Tonix Shareholders’ representations and warranties set forth in Section 3, neither Pubco, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Pubco Shares to be integrated with prior offerings by Pubco for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of Pubco are listed or designated.

4.23 Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, Pubco has filed all necessary Tax Returns and has paid or accrued all Taxes shown as due thereon, and Pubco has no knowledge of a tax deficiency which has been asserted or threatened against Pubco.

4.24 No General Solicitation.  Neither Pubco nor any person acting on behalf of Pubco has offered or sold any of the Pubco Shares by any form of general solicitation or general advertising.

4.25 Foreign Corrupt Practices.  Neither Pubco, nor to the Knowledge of Pubco and the Representative Stockholder, any agent or other person acting on behalf of Pubco, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Pubco (or made by any person acting on its behalf of which Pubco is aware) which is in violation of law or (iv) violated in any material respect any provision of the FCPA.

4.26 Accountants.  Pubco’s accounting firm is set forth on Schedule 4.26 of the disclosure schedules.  To the Knowledge and belief of Pubco and the Representative Stockholder, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) expressed its opinion with respect to the financial statements included in Pubco’s Annual Report for the year ended December 31, 2010.

4.27 No Disagreements with Accountants and Lawyers.  To the Knowledge of Pubco and the Representative Stockholder, there are no disagreements of any kind, including but not limited to any disagreements regarding fees owed for services rendered, presently existing, or reasonably anticipated by Pubco to arise, between Pubco and the accountants and lawyers formerly or presently employed by Pubco which could affect Pubco’s ability to perform any of its obligations under this Agreement, and Pubco is current with respect to any fees owed to its accountants and lawyers.

4.28 Regulation M Compliance.  Pubco has not, and to the Knowledge of Pubco and the Representative Stockholder, no one acting on behalf of Pubco has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Pubco to facilitate the sale or resale of any of the Pubco Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of Pubco, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of Pubco.

4.29 Money Laundering Laws. The operations of Pubco are and have been conducted at all times in compliance with the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Pubco with respect to the Money Laundering Laws is pending or, to the best Knowledge of Pubco and the Representative Stockholder, threatened.

4.30 Minute Books. The minute books of Pubco made available to Tonix and the Tonix Shareholders contain a complete summary of all meetings and written consents in lieu of meetings of directors and stockholders since the time of incorporation.

4.31 Employee Benefits.  Pubco has not (nor for the two years preceding the date hereof has) had any plans which are subject to ERISA.

4.32 Business Records and Due Diligence.  Prior to the Closing, Pubco delivered to Tonix all records and documents relating to Pubco, which Pubco possesses, including, without limitation, books, records, government filings, Tax Returns, Charter Documents, corporate records, stock records, consent decrees, orders, and correspondence, director and stockholder minutes, resolutions and written consents, stock ownership records, financial information and records, and other documents used in or associated with Pubco and Pubco’s subsidiaries, if any.

               4.33     Contracts.  Except as set forth in Schedule 4.33 of the disclosure schedules hereto, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Pubco taken as a whole.  Pubco is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                4.34                                No Undisclosed Liabilities.  Except as otherwise disclosed in Schedule 4.34 of the disclosure schedules, Pubco’s Financial Statements or incurred in the ordinary course of business after the fiscal year ended December 31, 2010 (the financial statements of which were filed with the SEC along with Pubco’s annual report on Form 10-K on March 2, 2011), Pubco has no other undisclosed liabilities whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.  Pubco and the Representative Stockholder represent that at the date of Closing, Pubco shall have no liabilities or obligations whatsoever, either direct or indirect, matured or un-matured, accrued, absolute, contingent or otherwise.

4.35           No SEC or FINRA Inquiries. To the Knowledge of Pubco and the Representative Stockholder, neither Pubco nor any of its present officers or directors is, or has ever been, the subject of any formal or informal inquiry or investigation by the SEC or FINRA.

           4.36           Financial Condition.  Pubco is a shell company with no substantial business operations and no material assets.

4.37           Transfer Agent.  Pubco’s transfer agent is listed on Schedule 4.37 with its name, address, telephone number, fax number, contact person and email address.  Such transfer agent is eligible to transfer securities via Depository Trust Company (“DTC”) and Deposit Withdrawal Agent Commission (“DWAC”).

4.38           Disclosure.  The representations and warranties and statements of fact made by Pubco and the Representative Stockholder in this Agreement, and all statements set forth in the certificates delivered by Pubco and the Representative Stockholder at the Closing pursuant to this Agreement, are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading. The copies of all documents furnished by Pubco and the Representative Stockholder pursuant to the terms of this Agreement are complete and accurate copies of the original documents.  The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to Tonix or its representatives by or on behalf of Pubco and the Representative Stockholder in connection with this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

ARTICLE 4A
REPRESENTATIONS AND WARRANTIES OF THE REPRESENTATIVE SHAREHOLDER

Except as otherwise disclosed herein or in the disclosure schedule delivered by the Representative Stockholder to Tonix at the time of execution of this Agreement, the Representative Stockholder represents and warrants to Tonix as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

4A.1           Ownership of the Pubco Equity Interest.  The Representative Stockholder owns, beneficially and of record, good and marketable title to the amount of shares of Pubco common stock set forth opposite the Representative Stockholder’s name in Column II of Annex II hereto, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or voting agreements except for those restrictions imposed by the Securities Act of 1933 as amended.  The Representative Stockholder represents that he has no rights or claims whatsoever to any equity interests of Pubco, other than his shares and does not have any options, warrants or any other instruments entitling him to exercise or purchase or convert into additional equity interests of Pubco. At the Closing, the Representative Stockholder will convey to Pubco good and marketable title to the number of shares of Pubco common stock set forth in Column III of Annex II hereto, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders’ agreements or restrictions, except for those restrictions imposed by the Securities Act of 1933, as amended.

4A.2           Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by the Representative Stockholder and constitutes a valid and binding agreement of the Representative Stockholder, enforceable against such person in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

              4A.3   Disclosure.  The representations and warranties and statements of fact made by the Representative Stockholder in this Article 4A are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 5
INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS

5.1           Indemnification.

(a)           Subject to the provisions of this Article 5, and irrespective of any due diligence investigation conducted by Tonix with regard to the transactions contemplated hereby, the Representative Stockholder agrees to indemnify fully in respect of, hold harmless and defend Tonix, the Tonix Subsidiaries and the Tonix Shareholders, and each of the officers, agents and directors of Tonix, the Tonix Subsidiaries or the Tonix Shareholders, against any damages, liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, including taxes, expenses (including, but not limited to, any and all interest, penalties and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) and losses (each, a “Claim” and collectively “Claims”) to which it or they may become subject arising out of or based on either (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Pubco and/or the Representative Stockholder herein in this Agreement; or (ii) any and all liabilities arising out of or in connection with: (A) any of the assets of Pubco prior to the Closing; or (B) the operations of Pubco prior to the Closing.

(b)           Subject to the provisions of this Article 5, Tonix agrees to indemnify fully in respect of, hold harmless and defend the Representative Stockholder against any Claims to which it or they may become subject arising out of or based on (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Tonix and/or the Tonix Shareholders herein in this Agreement; or (ii) any and all liabilities arising out of or in connection with: (A) any of the assets of Tonix or the Tonix Subsidiaries subsequent to the Closing; or (B) the operations of Tonix or the Tonix Subsidiaries subsequent to the Closing.

5.2           Survival of Representations and Warranties.  Notwithstanding provision in this Agreement to the contrary, the representations and warranties given or made by Pubco, the Representative Stockholder, Tonix and the Tonix Shareholders under this Agreement shall survive the date hereof for a period of twenty-four (24) months from and after the Closing Date (the last day of such period is herein referred to as the “Expiration Date”), except that any written claim for breach thereof made and delivered prior to the Expiration Date to the party against whom such indemnification is sought shall survive thereafter and, as to any such claim, such applicable expiration will not effect the rights to indemnification of the party making such claim; provided, however, that any representations and warranties that were fraudulently made shall not expire on the Expiration Date and shall survive indefinitely and claims with respect to fraud by Pubco, the Representative Stockholder, Tonix or the Tonix Shareholders must be made at any time, as long as such claim is made within a reasonable period of time after discovery by the claiming party.

5.3           Method of Asserting Claims, Etc.  The party claiming indemnification is hereinafter referred to as the “Indemnified Party” and the party against whom such claims are asserted hereunder is hereinafter referred to as the “Indemnifying Party.” All Claims for indemnification by any Indemnified Party under this Article 5 shall be asserted as follows:

(a)           In the event that any Claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall, within ten (10) business days from the date upon which the Indemnified Party has Knowledge of such Claim, notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim or demand) (the “Claim Notice”).  The Indemnified Party’s failure to so notify the Indemnifying Party in accordance with the provisions of this Agreement shall not relieve the Indemnifying Party of liability hereunder unless such failure materially prejudices the Indemnifying Party’s ability to defend against the claim or demand.  The Indemnifying Party shall have 30 days from the giving of the Claim Notice (the “Notice Period”) to notify the Indemnified Party:  (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Claim or demand, and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Claims or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which he shall deem necessary or appropriate to protect his interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party.  In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that he does not dispute liability for indemnification under this Article 5 and that he desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by him to a final conclusion.  The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that the employment thereof has been specifically authorized by the Indemnifying Party in writing, the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party (a “Material Conflict”).  If requested by the Indemnifying Party and there is no Material Conflict, the Indemnified Party agrees to cooperate with the Indemnifying Party and his counsel in contesting any Claim or demand which the Indemnifying Party elects to contest or, if appropriate and related to the Claim in question, in making any Counterclaim against the person asserting the third party Claim or demand, or any cross-complaint against any person.  No Claim for which indemnity is sought hereunder and for which the Indemnifying Party has acknowledged liability for indemnification under this Article 5 may be settled without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

                  (b)    In the event any Indemnified Party should have a Claim against any Indemnifying Party hereunder which does not involve a Claim or demand being asserted against or sought to be collected from him by a third party, the Indemnified Party shall give a Claim Notice with respect to such Claim to the Indemnifying Party.  If, after receipt of a Claim Notice, the Indemnifying Party does not notify the Indemnified Party within the Notice Period that he disputes such Claim, then the Indemnifying Party shall be deemed to have admitted liability for such Claim in the amount set forth in the Claim Notice.

(c)         The Indemnifying Party shall be given the opportunity to defend the respective Claim.

ARTICLE 6
COVENANTS OF THE PARTIES

6.1           Corporate Examinations and Investigations. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of Tonix and Pubco as each party may request. In order that each party may have the full opportunity to do so, Tonix and Pubco, the Tonix Shareholders and the Representative Stockholder shall furnish each party and its representatives during such period with all such information concerning the affairs of Tonix or Pubco as each party or its representatives may reasonably request and cause Tonix or Pubco and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party’s representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party’s premises, with copies thereof to be provided to each party and/or its representatives upon request.

6.2           Cooperation; Consents. Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Acquisition and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

6.3           Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of Tonix and the Tonix Shareholders on the one hand and Pubco and the Representative Stockholder on the other hand. Without the prior written consent of Tonix, the Tonix Shareholders, Pubco or the Representative Stockholder, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

6.4           Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a Material Adverse Effect on Pubco.

6.5           Notice of Default. From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party’s representations or warranties herein.

6.6           Bylaws. If necessary, Pubco shall amend its bylaws to permit the election and/or appointment of additional new directors to Pubco’s Board of Directors as set forth in Section 7.1(a) below.

6.7           Confidentiality; Access to Information.

(a)           Confidentiality. Any confidentiality agreement or letter of intent previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article 8 hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

(b)           Access to Information.

(i)           Tonix will afford Pubco and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Tonix during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Tonix, as Pubco may reasonably request. No information or Knowledge obtained by Pubco in any investigation pursuant to this Section 6.7(b) will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

(ii)           Pubco will afford Tonix and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Pubco during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Pubco, as Tonix may reasonably request. No information or knowledge obtained by Tonix in any investigation pursuant to this Section 6.7(b) will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

6.8           Share Cancellation and Transfers. Simultaneously with the Closing, the Representative Stockholder listed in Column I of Annex II attached hereto shall surrender the number of shares of Pubco Common Stock set forth opposite the Representative Stockholder’s name in Column III on Annex II for cancellation. In connection with such share cancellation, the Representative Stockholder agrees to execute and deliver any documents and instruments reasonably necessary to effect such cancellation, including originally executed certificate(s) and stock powers, with proper endorsements and/or medallion certified signatures as may be required by Pubco’s transfer agent.

6.9           Public Disclosure. Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the transaction contemplated herein without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transaction, it shall, if possible, immediately notify the other party prior to such disclosure. Notwithstanding the foregoing, the parties hereto agree that Tonix will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement.

6.10           Information Statement for Change in Majority of Directors.  As directed by Tonix, Pubco and the Representative Stockholder will use their best efforts to ensure that Pubco’s current director will remain a director of Pubco until the expiration of the 10-day period beginning on the date of the filing of the information statement relating to a change in majority of directors of Pubco with the SEC pursuant to Rule 14f-1 promulgated under the Exchange Act (“Information Statement”), which Information Statement shall be prepared by Tonix and filed by the Tonix Officers (as defined hereafter) on behalf of Pubco after the Closing.

6.11           Assistance with Post-Closing SEC Reports and Inquiries. Upon the reasonable request of Tonix, after the Closing Date, the Representative Stockholder shall use his reasonable best efforts to provide such information available to him, including information, filings, reports, financial statements or other circumstances of Pubco occurring, reported or filed prior to the Closing, as may be necessary or required by Pubco for the preparation of the post-Closing Date reports that Pubco is required to file with the SEC to remain in compliance and current with its reporting requirements under the Securities Act, or filings required to address and resolve matters as may relate to the period prior to the Closing and any SEC comments relating thereto or any SEC inquiry thereof.

6.12           Payment of Pubco Liabilities.  The Representative Stockholder hereby agrees to pay all of the liabilities of Pubco listed in Schedule 4.34 of the disclosures schedules attached hereto in their entirety on or before the Closing Date.

ARTICLE 7
CONDITIONS TO CLOSING

7.1           Conditions to Obligations of Tonix and the Tonix Shareholders. The obligations of Tonix and the Tonix Shareholders under this Agreement shall be subject to each of the following conditions:

(a)           Closing Deliveries. At the Closing, Pubco and the Representative Stockholder shall have delivered or caused to be delivered to Tonix and the Tonix Shareholders the following:

(i)           this Agreement duly executed by Pubco and the Representative Stockholder;

(ii)           letters of resignation from Pubco’s sole officer, with his resignation as to all of the offices he currently holds with Pubco to be effective on the Closing Date, and confirming that such officer has no claim against Pubco in respect of any outstanding remuneration or fees of whatever nature as of the Closing;

(iii)           letter of resignation of Pubco’s sole director, with the resignation of such director to be effective 10 days after the filing and mailing of the Information Statement;

(iv)           resolutions duly adopted by the Board of Directors of Pubco approving the following events or actions, as applicable:

a.	the execution, delivery and performance of this Agreement;

b.	the Acquisition and the terms thereof;

c.	adoption of bylaws in the form agreed by the parties;

d.	fixing the number of authorized directors on the board of directors at seven (7);

e.
the appointment of Seth Lederman as Chairman of the board of directors, and the appointment of Stuart Davidson, Patrick Grace, Ernest Mario, Charles Mather, Donald Landry and John Rhodes as additional directors, to serve on the Pubco board of directors, effective 10 days after the filing and mailing of the Information Statement; and

f.	the appointment of the following persons as officers of Pubco, effective on the Closing Date, with the titles set forth opposite his or her name (the “Tonix Officers”):

Seth Lederman	Chief Executive Officer, President, Secretary and Chairman of the Board

Rhonda Rosen	Chief Financial Officer

Benjamin Selzer	Chief Operating Officer

(v)           a certificate of good standing for Pubco from its jurisdiction of incorporation, dated not earlier than five (5) days prior to the Closing Date;

(vi)           an instruction letter signed by the President of Pubco addressed to Pubco’s transfer agent of record, in a form reasonably acceptable to Tonix and consistent with the terms of this Agreement, instructing the transfer agent to issue stock certificates representing the Pubco Shares to be delivered pursuant to this Agreement registered in the names of the Tonix Shareholders as set forth in Annex I;

(vii)           the Return to Treasury Agreement duly executed by Pubco and the Representative Stockholder evidencing the cancellation of an aggregate of 1,500,000 shares of Pubco Common Stock owned by it in consideration for $100.00;

(viii)           A certificate of Holladay Stock Transfer Inc., Pubco’s transfer agent and registrar, certifying as of the business day prior to the Acquisition, and before taking into consideration the cancellation of Pubco Common Stock as indicated in Section 7.1(a)(vii) hereof, a true and complete list of the names and addresses of the record owners of all of the outstanding shares of Pubco Common Stock, together with the number of shares of Pubco Common Stock held by each record owner;

(ix)           a certificate of the Secretary of Pubco, dated as of the Closing Date, certifying as to (i) the incumbency of officers of Pubco executing this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement (the “Transaction Documents”), (ii) a copy of the Certificate of Incorporation and By-Laws of  Pubco, as in effect on and as of the Closing Date, and (iii) a copy of the resolutions of the Board of Directors of Pubco authorizing and approving Pubco’s execution, delivery and performance of the Transaction Documents, all matters in connection with the Transaction Documents, and the transactions contemplated thereby;

(x)           an opinion from Macdonald Tuskey, counsel to Pubco, with respect to the matters set forth in Exhibit A attached hereto, addressed to Tonix and the Tonix Shareholders and dated as of the Closing Date;

(xi)           all corporate records, board minutes and resolutions, tax and financial records, agreements, seals and any other information or documents reasonably requested by Tonix’s representatives with respect to Pubco; and

(xii)           such other documents as Tonix and/or the Tonix Shareholders may reasonably request in connection with the transactions contemplated hereby.

(b)           Representations and Warranties to be True. The representations and warranties of Pubco and the Representative Stockholder herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Pubco and the Representative Stockholder shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c)           No Assets and Liabilities. At the Closing, Pubco shall have no liabilities, debts or payables (contingent or otherwise) other than those liabilities listed in Schedule 4.34 of the disclosure schedules hereto, no tax obligations, no material assets, and except as contemplated in this Agreement, no material changes to its business or financial condition shall have occurred since the date of this Agreement.

(d)           SEC Filings. At the Closing, Pubco will be current in all SEC filings required by it to be filed.

(e)           Outstanding Capital Stock. Pubco shall have at least 75,000,000 shares of Pubco Common Stock authorized of which no more than 4,000,000 shares shall be issued and outstanding in the aggregate at the Closing.

(f)           No Adverse Effect.  The business and operations of Pubco will not have suffered any Material Adverse Effect.

7.2           Conditions to Obligations of Pubco and the Representative Stockholder. The obligations of Pubco and the Representative Stockholder under this Agreement shall be subject to each of the following conditions:

(a)           Closing Deliveries. On the Closing Date, Tonix and/or the Tonix Shareholders shall have delivered to Pubco the following:

(i) this Agreement duly executed by Tonix and the Tonix Shareholders;

(ii)           resolutions duly adopted by the Board of Directors of Tonix authorizing and approving the execution, delivery and performance of this Agreement;

(iii)           certificates representing the Tonix Equity Interests to be delivered pursuant to this Agreement duly endorsed or accompanied by duly executed stock powers or instruments of like tenor;

(iv)           a certificate of the Secretary or other duly qualified officer of Tonix, dated as of the Closing Date, certifying as to (i) the incumbency of officers of Tonix executing this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement (the “Transaction Documents”), (ii) a copy of the Certificate of Incorporation and By-Laws of  Tonix, as in effect on and as of the Closing Date, and (iii) a copy of the resolutions of the Board of Directors of Tonix authorizing and approving Tonix’s execution, delivery and performance of the Transaction Documents, all matters in connection with the Transaction Documents, and the transactions contemplated thereby; and

(ii)           all corporate records, board minutes and resolutions, tax and financial records, agreements, seals and such other documents as Pubco may reasonably request in connection with the transactions contemplated hereby.

(b)           Representations and Warranties True and Correct. The representations and warranties of Tonix and the Tonix Shareholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Tonix and the Tonix Shareholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c)           Consummation of Private Placement.  Consummation of the Acquisition shall occur simultaneously with the closing of the Private Placement.

(d)           No Adverse Effect.  The business and operations of Tonix will not have suffered any Material Adverse Effect.

ARTICLE 8
SEC FILING; TERMINATION

8.1           This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual written agreement of Pubco and Tonix Shareholders;

(b)           by either Pubco or the Tonix Shareholders if the Transaction shall not have been consummated for any reason by October 15, 2011; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)           by either Pubco or the Tonix Shareholders if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and non-appealable;

(d)           by the Tonix Shareholders, upon a material breach of any representation, warranty, covenant or agreement on the part of Pubco or the Representative Stockholder set forth in this Agreement, or if any representation or warranty of Pubco shall have become materially untrue, in either case such that the conditions set forth in Section 7.1 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the representations and warranties by Pubco or the Representative Stockholder or breach by Pubco or the Representative Stockholder is curable by Pubco or the Representative Stockholder prior to the Closing Date, then the Tonix Shareholders may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from the Tonix Shareholders to Pubco and the Representative Stockholder of such breach, provided Pubco and the Representative Stockholder continue to exercise commercially reasonable efforts to cure such breach (it being understood that the Tonix Shareholders may not terminate this Agreement pursuant to this Section 8.1(d) if they shall have materially breached this Agreement or if such breach by Pubco or the Representative Stockholder is cured during such thirty (30) day period); or

(e)           by Pubco or the Representative Stockholder, upon a material breach of any representation, warranty, covenant or agreement on the part of Tonix or the Tonix Shareholders set forth in this Agreement, or if any representation or warranty of Tonix or the Tonix Shareholders shall have become materially untrue, in either case such that the conditions set forth in Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the representations and warranties by Tonix or the Tonix Shareholders or breach by Tonix or the Tonix Shareholders is curable by Tonix or the Tonix Shareholders prior to the Closing Date, then Pubco or the Representative Stockholder may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from Pubco or the Representative Stockholder to Tonix and the Tonix Shareholders of such breach, provided Tonix and the Tonix Shareholders continue to exercise commercially reasonable efforts to cure such breach (it being understood that Pubco may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach by Tonix or the Tonix Shareholders is cured during such thirty (30) day period).

8.2           Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except as set forth in Section 8.1, Section 8.2 and Article 9 (General Provisions), each of which shall survive the termination of this Agreement.

ARTICLE 9
GENERAL PROVISIONS

9.1           Notices. Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth on the signature pages hereof (or at such other address for a party as shall be specified by like notice) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern Standard Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Eastern Standard Time) on any business day, (c) on the second business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.

9.2           Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

9.3           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

9.4           Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

9.5           Separate Counsel. Each party hereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement, and that no counsel to any party hereto has acted or is acting as counsel to any other party hereto in connection with this Agreement.

9.6           Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an  inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of the Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

9.7           Counterparts and Signatures. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.  This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties.  No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

9.8           Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties upon approval by the party, if such party is an individual, and upon approval of the Boards of Directors of each of the parties that are corporate entities.

9.9           Parties In Interest. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.

9.10           Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

9.11           Expenses. At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

* * * * * * * * * *

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement as of the date first written above.

PUBCO:

TAMANDARE EXPLORATIONS INC.,
a Nevada corporation

By: /s/ DAVID J. MOSS
David J. Moss
Chief Executive Officer

Address for Notices:

Address:    23046 Avenida de la Carlota, Suite 600
Laguna Hills, CA 92653
       Tel:
       Fax:

REPRESENTATIVE STOCKHOLDER:

/s/ DAVID J. MOSS
David J. Moss

Address for Notices:

Address:    23046 Avenida de la Carlota, Suite 600
Laguna Hills, CA 92653
       Tel:
       Fax:

SIGNATURE PAGE OF TONIX

TONIX PHARMACEUTICALS, INC.,
a Delaware corporation

By: /s/ SETH LEDERMAN
Seth Lederman
President

Address for Notices:

Address:    509 Madison Avenue, Suite 306
New York, New York 10022
       Tel:       (212) 980-9155
       Fax:       (212) 923-5700

SIGNATURE PAGES OF TONIX SHAREHOLDERS

TONIX SHAREHOLDERS:

_________________

By:

/s/ Seth Lederman	/s/ Rhonda Rosen
/s/ Eli Lederman	/s/ Patrick P. Grace
/s/ Ernest Mario	/s/ Susan Kerridge
/s/ John Rhodes	/s/ Frank Condella
/s/ Benjamin A. Selzer	/s/ Richard N. Pierson, III
/s/ Eric Dunn	/s/ Robert Rachofsky
/s/ Vijay Rajguru	/s/ Charles Mather
/s/ Donald W. Landry	/s/ Herbert W. Harris
/s/ Brian B. Koo	/s/ Gerald Price
/s/ John A. Garraty, Jr.	/s/ David Moss
/s/ Theodore A. McGraw	/s/ Iredell W. Iglehart, III
/s/ Michael Sloma	/s/ Gregory M. Sullivan
/s/ Daniel Goodman	/s/ Harvey Moldofsky
/s/ Seth Lederman Lederman & Co., LLC	/s/ Stuart Davidson Oystercatcher Trust
/s/ Seth Lederman L&L Technologies, LLC	/s/ William David Ju William David Ju, LLC
/s/ Mark Goldwasser National Holding Corporation	/s/ Seth Lederman Seth M. Lederman 1999 Trust
/s/ Stuart Davidson Lysander, LLC	/s/ James Stuart, Jr. Lion Rock Investment, LLC
/s/ Seth Lederman Targent Pharmaceuticals, LLC

Address for Notices:

Address: _________________________
Tel:          _________________________
Fax:          _________________________

Please Check One:

The Tonix Shareholder hereby certifies that it is:

____	an “Accredited Investor” under Regulation D of the Securities Act (see Section 3.4 and Annex III of this Agreement); or

____
a Non-U.S. Person, that hereby confirms that the representations and warranties in Section 3.4(b) of this Agreement are true and correct as to such Tonix Shareholder, and hereby accepts and agrees to comply with the covenants in Section 3.4(b).

ANNEX I

(I) Name of Tonix Shareholders	(II) Tonix Equity Interests Transferred to Pubco	(III) Pubco Shares Issued to Tonix Shareholders (or Designees)
Lederman & Co., LLC	Preferred B 536,026 Preferred A 375,000 Common 1,582,500	5,753,865

Seth Lederman, MD	Preferred B 155,455 Preferred A 375,000 Common 301,500	2,809,237

Eli Lederman, PhD	Preferred B 90,910 Preferred A 375,000	2,236,310

L&L Technologies, LLC	Preferred B 84,545 Common 1,706,250	1,894,857

National Holding Corporation	Preferred A 375,000 Common 75,000	1,865,406

Lysander, LLC	Preferred B 227,273	1,090,882

Ernest Mario, PhD	Preferred B 181,818 Common 200,000	1,047,245

Targent Pharmaceuticals, LLC	Preferred B 200,000	959,974

John Rhodes	Preferred B 136,364 Common 150,000	785,436

Benjamin A. Selzer	Preferred B 70,000 Common 225,000	532,350

Eric Dunn	Preferred B 90,909	436,352

Vijay Rajguru	Preferred B 90,909	436,352

Donald W. Landry, MD	Preferred B 74,954	359,770

Brian B. Koo	Preferred B 50,000	239,994

John A. Garraty, Jr.	Preferred B 45,455	218,178

Theodore A. McGraw	Preferred B 45,455	218,178

Lion Rock Investment, LLC	Preferred B 45,455	218,178

Michael Sloma	Preferred B 45,455	218,178

Rhonda Rosen	Common 225,000	196,359

Patrick P. Grace	Common 150,000	130,906

Oystercatcher Trust	Common 150,000	130,906

Susan Kerridge	Common 150,000	130,906

William David Ju, LLC	Preferred B 22,727	109,087

Frank Condella	Preferred B 22,727	109,087

Richard N. Pierson, III, MD	Preferred B 22,727	109,087

Robert Rachofsky	Preferred B 22,727	109,087

Charles Mather	Preferred B 13,636 Common 25,000	87,269

Seth M. Lederman 1999 Trust	Common 84,750	73,961

Herbert W. Harris, MD, PhD	Common 45,000	39,272

Gerald Price	Common 30,000	26,181

David Moss	Common 25,000	21,818

Iredell W. Iglehart, III, MD	Common 22,500	19,636

Gregory M. Sullivan, MD	Common 22,500	19,636

Harvey Moldofsky, MD	Common 22,500	19,636

Daniel Goodman, MD	Common 15,000	13,091

Total	Preferred A 1,500,000 Preferred B 2,275,527 Common 5,207,500	22,666,667

ANNEX II

(I) Name of Representative Stockholder	(II) Shares of Pubco Common Stock Owned Immediately Prior to Transaction	(III) Shares of Pubco Common Stock Cancelled	(IV) Shares of Pubco Common Stock Owned Post-Transaction
David Moss	3,250,000	1,500,000	1,771,818 *
Total:	3,250,000	1,500,000	1,771,818 *

* Includes 21,818 shares of common stock to be received by Mr. Moss in exchange for 25,000 shares of Tonix common stock owned.

ANNEX III

ACCREDITED INVESTOR DEFINITION

Category A
The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, excluding the value of such person’s primary residence, presently exceeds $1,000,000.

Category B
The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C	The undersigned is a director or executive officer of Pubco which is issuing and selling the securities.

Category D
The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors.

Category E	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940.

Category F
The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000.

Category G
The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated investor“ as defined in Regulation 506(b)(2)(ii) under the Act.

Category H
The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement.

EXHIBIT A

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada.  The Company has full power to own its properties and conduct the business presently being conducted by them.

2. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, including pursuant to Section 13(a) or 15(d) thereof, since April 18, 2008 on a timely basis, or has received a valid extension of such time of filing.

3. The Company has the corporate power and authority and has taken all requisite corporate action necessary for (i) the authorization, execution and delivery of the Transaction Documents and (ii) the authorization of all obligations of the Company under the Transaction Documents.  Each of the Transaction Documents constitutes valid and binding obligations of the Company enforceable against it in accordance with its terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses.

4. The Company has good and marketable title to all properties and assets required for the operation of its business, free and clear of all liens, charges, encumbrances, claims, security interests, restrictions and defects of any material nature whatsoever.

5. The execution, delivery and performance of the Transaction Documents by the Company, do not and the fulfillment of the terms thereof by the Company, will not (i) result in a violation of the Company’s Articles of Incorporation or By-Laws; (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument, mortgage, deed of trust, lease, judgment, order, award, decree or other instrument or restriction to which the Company is a party or by which it is bound; or (iii) result in a violation of any federal or state law, rule or regulation applicable to the Company or by which any property or asset of the Company is bound or affected.

6. The Pubco Shares which are being issued on the date hereof pursuant to the Transaction Documents have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive or similar rights, and have been issued in compliance with applicable securities laws, rules and regulations.

7. The initial sale of the Pubco Shares as contemplated by the Transaction Documents is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.

8. The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.001 per share and no shares of Preferred Stock.  As of the date hereof, and excluding any shares of Common Stock to be issued pursuant to the terms of the Transaction Documents and any shares of Common Stock to be issued upon the conversion or exercise of outstanding securities convertible or exercisable into shares of Common Stock, there are 4,000,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.  All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, non-assessable, free of all preemptive rights and were issued in compliance with the registration requirements (or valid exemptions therefrom) under the Securities Act of 1933, as amended.

9. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization pending or threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of or the authority or ability of the Company to perform its obligations under the Transaction Documents.

10. No consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, any court, governmental or regulatory authority, or self-regulatory organization, is required in connection with the execution, delivery and performance by the Company of the Transaction Documents.

DISCLOSURE SCHEDULES
TO
SHARE EXCHANGE AGREEMENT

SCHEDULE 2.1
(List of Business Jurisdictions)

Delaware
New York

SCHEDULE 2.3
(Subsidiaries)

Krele, LLC, a Delaware limited liability company – 100% owned by Tonix Pharmaceuticals, Inc.

SCHEDULE 2.8
(Intellectual Property)

Patent/ Application	Number	Name	Jurisdiction
Patent	6,541,523	“Methods For Treating Or Preventing Fibromyalgia Using Very Low Doses Of Cyclobenzaprine”	U.S.A.
Patent	6,395,788	“Methods And Compositions For Treating Or Preventing Sleep Disturbances And Associated Illnesses Using Very Low Doses Of Cyclobenzaprine”	U.S.A.
Patent	6,358,944	“Methods And Compositions For Treating Generalized Anxiety Disorder”	U.S.A.
Application	12/948,828	“Methods And Compositions For Treating Symptoms Associated With Post-Traumatic Stress Disorder Using Cyclobenzaprine”	U.S.A.
Application	61/449,838	“Methods and Compositions for Treating Depression Using Cyclobenzaprine”	U.S.A.
Application	13/157,270	“Method for Improving Fatigue Using Low Dose Cyclobenzaprine”	U.S.A.
Patents	1202722	“Uses of Compositions for Treating or Preventing Sleep Disturbances Using Very Low Doses of Cyclobenzaprine”	Belgium, France, Ireland, Luxembourg, Monaco, Portugal, Switzerland and United Kingdom
Patent	299369	“Uses of Compositions for Treating or Preventing Sleep Disturbances Using Very Low Doses of Cyclobenzaprine”	Austria
Patent	60021266	“Uses of Compositions for Treating or Preventing Sleep Disturbances Using Very Low Doses of Cyclobenzaprine”	Germany
Patent	516749	“Uses of Compositions for Treating or Preventing Sleep Disturbances Using Very Low Doses of Cyclobenzaprine”	New Zealand
Patent	2245944	“Uses of Compositions for Treating or Preventing Sleep Disturbances Using Very Low Doses of Cyclobenzaprine”	Spain
Patent	1047691	“Uses of Compositions for Treating or Preventing Sleep Disturbances Using Very Low Doses of Cyclobenzaprine”	Hong Kong
Application	PCT/US 10/02979	“Methods And Compositions For Treating Symptoms Associated With Post-Traumatic Stress Disorder Using Cyclobenzaprine”	PCT
Application	12/145,792	“Compositions and Methods for Increasing Compliance with Therapies using Aldehyde Dehydrogenase Inhibitors and Treating Alcoholism” (notice of allowance)	U.S.A.
Application	PCT/US 11/01529	“Method for Treating Cocaine Addiction”	PCT
Patent	2002354017	“Compositions and Methods for Increasing Compliance with Therapies using Aldehyde Dehydrogenase Inhibitors and Treating Alcoholism”	Australia
Patent	2463987	“Compositions and Methods for Increasing Compliance with Therapies using Aldehyde Dehydrogenase Inhibitors and Treating Alcoholism”	Canada
Patents	1441708	“Compositions and Methods for Increasing Compliance with Therapies using Aldehyde Dehydrogenase Inhibitors and Treating Alcoholism”	Austria Belgium Switzerland Denmark Luxembourg Monaco Germany France Portugal and United Kingdom
Application	12/151,200	“Method For Treating Neurodegenerative Dysfunction”	U.S.A.
Application	2723688	“Method For Treating Neurodegenerative Dysfunction”	Canada
Application	2299822	“Method For Treating Neurodegenerative Dysfunction”	European Patent Office

Trademark/ Application	Number	Name	Jurisdiction
Application	85088881	Tonix Pharmaceuticals	U.S.A.

SCHEDULE 2.9
(Litigation)

None.

SCHEDULE 2.11
(Contracts)

Consulting Agreement, dated as of June 4, 2010, by and between Krele Pharmaceuticals, Inc. (now, Tonix Pharmaceuticals, Inc.) and Lederman & Co., LLC

Amendment to Consulting Agreement, dated as of December 9, 2010, by and between Tonix Pharmaceuticals, Inc. and Lederman & Co., LLC

Consulting Agreement, dated as of June 4, 2010, by and between Krele Pharmaceuticals, Inc. (now, Tonix Pharmaceuticals, Inc.) and L&L Technologies, LLC

Technology Transfer and Assignment Agreement, dated as of June 4, 2010, by and between Krele Pharmaceuticals, Inc. (now, Tonix Pharmaceuticals, Inc.) and Lederman & Co., LLC

Financial Public Relations Agreement, dated as of August 1, 2011, by and between Tonix Pharmaceuticals, Inc. and Porter, LeVay & Rose, Inc.

Feasibility and Option Agreement, dated as of June 20, 2007, by and between Krele Pharmaceuticals, Inc. (now, Tonix Pharmaceuticals, Inc.) and Lipocine, Inc.

Amendment to Feasibility and Option Agreement, dated as of October 4, 2010, by and between Tonix Pharmaceuticals, Inc. and Lipocine, Inc.

Engagement Agreement, dated as of October 6, 2010, by and between Tonix Pharmaceuticals, Inc. and Frost and Sullivan

API Supply and Development Agreement, dated as of April 7, 2011, by and between Tonix Pharmaceuticals, Inc. and JFC Technologies, Inc.

Employment Agreement, dated as of April 1, 2011, by and between Tonix Pharmaceuticals, Inc. and Rhonda Rosen

Employment Agreement, dated as of April 1, 2011, by and between Tonix Pharmaceuticals, Inc. and Benjamin A. Selzer

Employment Agreement, dated as of April 1, 2011, by and between Tonix Pharmaceuticals, Inc. and Susan Oliver (now, Susan Kerridge)

Amendment to Employment Agreement, dated as of July 27, 2011, by and between Tonix Pharmaceuticals, Inc. and Rhonda Rosen

Amendment to Employment Agreement, dated as of July 27, 2011, by and between Tonix Pharmaceuticals, Inc. and Benjamin A. Selzer

Amendment to Employment Agreement, dated as of July 27, 2011, by and between Tonix Pharmaceuticals, Inc. and Susan Oliver (now, Susan Kerridge)

Consulting Agreement, dated as of June 2, 2011, by and between Tonix Pharmaceuticals, Inc. and Pharmanet Canada, Inc.

SCHEDULE 2.12
(Material Changes)

On September 9, 2011, Tonix sold $500,000 principal amount of the Old Notes accredited investors. The Old Notes were due one year from the date of issuance, bear interest at the rate of 8% per annum and are automatically convertible into Debentures in the Private Placement.

SCHEDULE 2.17
(Certain Fees)

In connection with the Private Placement, Tonix has agreed to pay its placement agents, WFG Investments, Inc., Seagate Advisors Inc. and CSA Capital Limited an 8% commission of the gross proceeds delivered by purchasers introduced by such placement agents in the Private Placement. In addition, WFG Investments, Inc., Seagate Advisors Inc. and CSA Capital Limited shall earn warrants to purchase shares of Common Stock equal to 3%, 9% and 9%, respectively, of the gross proceeds delivered by purchasers introduced by such placement agents in the Private Placement divided by the purchase price per share in a Subsequent Financing (as defined in the Private Placement documents). In the event that the Subsequent Financing has not occurred within 12 months from the date of issuance of the Debentures, WFG Investments, Inc., Seagate Advisors Inc. and CSA Capital Limited will receive, in lieu of the warrants, shares of common stock equal to 3%, 9% and 9%, respectively, of the number of shares of Common Stock such purchasers introduced by such placement agents in the Private Placement are entitled to receive upon conversion of their Debentures.

In addition, we agreed to issue Dawson James Securities, Inc. 400,000 shares of Pubco common stock.

SCHEDULE 2.18
(Registration Rights)

None.

SCHEDULE 4.6
(Capitalization and Pubco Stock Issuances)

Pubco’s authorized capital stock is comprised of 75,000,000 shares of common stock, par value $.001 and and no shares of preferred stock, of which 4,000,000 shares of common stock are issued and outstanding immediately prior to the consummation of the Acquisition.

Other than the issuances of Pubco’s restricted common stock to the Tonix Shareholders at the Closing in connection with this Share Exchange Agreement, there are no contracts, commitments or obligations to issue shares of Pubco’s common stock.

There have been no issuances of stock for Pubco since the Form 10-Q filed on August 15, 2011.

David J. Moss, the sole officer and director of Pubco, beneficially owns 1,771,818 shares of Pubco common stock upon consummation of this Agreement, which includes 1,750,000 shares owned prior to the Share Exchange and 21,818 shares to be received by Mr. Moss in exchange for 25,000 shares of Tonix common stock owned.

SCHEDULE 4.8
(Material Changes)

None.

SCHEDULE 4.26
(Pubco’s Accountant)

MaloneBailey, LLP
10350 Richmond Ave., Suite 800
Houston, Texas 77042
Phone: 713.343.4200
Fax: 713.266.1815

SCHEDULE 4.33
(Pubco’s Contracts)

Agreement Appointing Holladay Stock Transfer, Inc. as Transfer Agent and Registrar dated as of September 14, 2008 by and between Tamandare Explorations Inc. and Holladay Stock Transfer, Inc.

Promissory Note dated December 17, 2010 by and between Tamandare Explorations Inc. and David Moss.

Agreement for Virtual Office Services dated November 24, 2011 between Tamandare Explorations Inc. and Regus.

SCHEDULE 4.34
(Pubco’s Schedule of Liabilities)

The $10,000 promissory note issued by Pubco to David Moss was forgiven by Mr. Moss immediately prior to the closing of the Share Exchange Agreement.

SCHEDULE 4.37
(Pubco’s Transfer Agent)

Holladay Stock Transfer, Inc.
2939 North 67th Place, Suite C
Scottsdale, AZ 85251
(480) 481-3940
Account Manager: